Exhibit 10.12

TRIPLE NET LEASE AGREEMENT

(Industrial/Warehouse)

BY AND BETWEEN

Goldleaf Distribution, LLC

and

3090 S Hwy 14, LLC

Dated as of the 22nd day of May, 2019

Triple Net Lease Agreement (the "Lease" or "Agreement")

For Industrial/Warehouse

Table of Contents

Article

I	PREMISES, TERM, & RENT	3

II	ADDITIONAL RENT	4

III	OPERATING EXPENSES	5

IV	TAXES/ASSESSMENTS	6

V	INSURANCE	6

VI	INDEMNIFICATION	7

VII	MAINTENANCE OF PREMISES	8

VIII	UTILITIES	10

IX	USE AND CONDUCT OF BUSINESS	10

X	QUIET ENJOYMENT	11

XI	ENVIRONMENTAL	11

XII	SIGNAGE	12

XIII	DAMAGE OR DESTRUCTION	12

XIV	CONDEMNATION	14

XV	DEFAULT	14

XVI	BANKRUPTCY OR INSOLVENCY	15

XVII	LESSEE'S RIGHT TO SUBLEASE AND ASSIGN	17

XVIII	LESSOR'S RIGHT TO MORTGAGE AND SELL	18

XIX	SECURITY DEPOSIT; TRADE FIXTURES; SURRENDER OF PREMISES	19

XX	MISCELLANEOUS	20

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LEASE AGREEMENT

LEASE AGREEMENT (hereinafter "Lease"), dated as of the        day of April, 20_, is by and between 3090 S Hwy 14, LLC a South Carolina corporation, ("Lessor") and Goldleaf Distribution, LLC, [state of incorporation], ("Lessee").

WITNESSETH:

WHEREAS, Lessor is the owner of Premises (as defined in Section 1 below); and

WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, Premises (as defined in Section 1 below), subject to the terms and conditions set forth in Lease.

NOW, THEREFORE, Lessor and Lessee covenant and agree as follows:

ARTICLE I

PREMISES, RENT, AND TERM

1.01        Premises. Lessor, for and in consideration of the rents, covenants, agreements and stipulations to be paid, kept and performed by Lessee under Lease, by these presents hereby leases and rents to Lessee, and Lessee hereby agrees to lease and rent upon the terms and conditions of Lease, that certain real property lying and situated in Greenville County, South Carolina, commonly known as 3092 South Hwy 14 and more particularly described on EXHIBIT A attached hereto and incorporated herein by reference (hereinafter "Land"), and the building located thereon containing approximately 15,000 gross leasable square feet of industrial space and related improvements located on the Land (collectively, hereinafter "Improvements"), together with all driveways, parking areas, retention surface water and other facilities, if any (collectively with Land and Improvements, hereinafter "Premises").

1.02       Base Term Base Term (hereinafter "Base Term") of Lease shall commence on_________________ (hereinafter "Lease Commencement Date") hereof and certifying that Lessee has accepted Premises, subject to the terms of this lease and shall continue until that date which is sixty three (63) months from the first day of the complete calendar month following Commencement Date. By occupying Premises, Lessee shall be deemed to have accepted the same as substantially complying with Lessor's covenants and obligations.

1.03        Base Rent. Lessee shall pay to Lessor the following Base Rent (the "Base Rent") during the term of this agreement, in advance on the first day of each month throughout the term of this agreement:

Initial Term:
Term	Monthly	Annual
Month 1-3	Free Rent Period
Month 4-12	$5,000.00	$60,000.00
Month 13 - 24	$5,100.00	$61,200.00
Month 25 - 38	$5,202.00	$62,424.00
Month 39 - 48	$5,306.04	$63,672.48
Month 49 - 61	$5,412.16	$64,945.93
Month 61 -63	$5,520.40

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In the event Lease Commencement Date shall occur on a date other than the first day of any calendar month, then Lessee shall pay to Lessor, in advance on Lease Commencement Date, 1/30th of Base Rent times each day between Lease Commencement Date and the first day of the next ensuing calendar month.

1.04        Renewal Option.

(A)	Options: Provided and upon the condition that Lessee shall not then be in default under the terms of Lease, Lease may be renewed for two (2) additional three (3) year periods by Lessee giving Lessor not less than nine (9) months advanced written notice of its intention to renew.

(B)	Rent during Renewal Term: In the event Lessee shall exercise the option(s) to extend herein granted, the annual Base Rent in each of the Renewal Terms shall be fair market value but in no event less than the expiring lease rate.

1.05        Lease Execution and Occupancy. All terms and conditions of Lease are to be in full force and effect upon execution of Lease with the exception of [rent and term] which are to commence as specified in Section 1.02. Lessee will at the time of execution deliver the first month's rent and security deposit. Prior to occupying Premises, Lessee shall execute a Confirmation of Lease Term Agreement, a form of which is attached hereto as EXHIBIT B, which (i) sets forth the Delivery Date, Lease Commencement Date and the date Base Term expires and (ii) if improvements were made states that Premises have been completed and that Lessee has examined and accepted Premises. Lessee hereby authorizes any agent or employee who receives the keys to Premises on behalf of Lessee to execute and deliver the Confirmation of Lease Term Agreement and Lessee shall conclusively be deemed to have made such acknowledgment and certification by occupying Premises.

ARTICLE II

ADDITIONAL RENT

2.01        Additional Rent. In addition to Base Rent, Lessee shall pay additional rent ("Additional Rent") in an amount equal its Proportionate Share (as defined in Section 2.02 below) of Operating Expenses, Real Property Taxes, and Lessor's Insurance (as such terms are defined in Articles III, IV and V, respectively). Lessee shall pay such Additional Rent to Lessor each month during the term in the same manner and upon the same terms and conditions as Base Rent.

(A)       As used in Lease, the term "Rent" shall refer to both Base Rent and Additional Rent, except as otherwise provided to the contrary.

(B)       As used in Lease, the term "Proportionate Share" shall mean approximately fifty 50% percent.

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2.02        Amount of Additional Rent; Adjustment. Lessor shall estimate the total amount of Operating Expenses, Real Property Taxes, and Lessor's Insurance to be paid by Lessee as Additional Rent prior to the Delivery Date and thereafter prior to the end of each calendar year or partial calendar year during the term, and Lessee shall pay to Lessor one-twelfth (1/12) of such sum each month as Additional Rent. Within sixty (60) days after the end of each calendar year during the term, Lessor shall submit to a statement of the actual amount of Operating Expenses, Real Property Taxes, and Lessor's Insurance for such calendar year, and within thirty (30) days after receipt of such statements Lessee shall pay any deficiency between the actual amount owed and the estimates paid by Lessee during such calendar year, or in the event of overpayment, Lessor shall, at Lessor's option, credit the amount of such overpayment toward the next installment of Additional Rent or refund the amount of such overpayment to Lessee. If Lease Commencement Date of Base Term shall fall on other than the first day of the calendar year, or if the term expires on a date other than the last day of the calendar year, Lessee's share of Additional Rent shall be apportioned pro rata for such calendar year.

2.03        Penalty. In the event that any monthly installment of Rent is not received by Lessor on or before the fifth (5th) day from which said Rent is due, Lessee agrees to pay to Lessor, as a penalty each month during which the installment remains unpaid, an additional sum equal to five percent (5%) of the amount of Rent due and not received.

2.04        Rent for Hold Over Period. In the event Lessee remains in possession of Premises after the termination of Lease or the expiration of the term, then (i) such hold over shall be construed to be a tenancy from month to month; (ii) Lessee shall pay monthly Rent in an amount equal to one hundred fifty percent (150%) of the monthly Rent due from Lessee immediately prior to the termination of Lease or expiration of the term; and (iii) the terms and conditions of Lease shall otherwise continue in full force and effect.

ARTICLE III

OPERATING EXPENSES

3.01        Operating Expenses. As used herein, the term "Operating Expenses" shall mean costs and expenses incurred by Lessor for the operation, repair, replacement and maintenance of Premises, or as may be necessary to keep Premises in good order, condition and repair, including, but not limited to, expenses associated with the following: driveways and parking areas (including re-paving and snow, trash and ice removal), lighting facilities, landscaped areas, walkways, directional signage, curbs, drainage strips, sewer lines or other utilities, all charges assessed against Lessor pursuant to any applicable easements, covenants or development standards, and administrative fees (including property management fees). Lessee shall reimburse Lessor for the cost of such Operating Expenses as Additional Rent.

3.02        Exclusions. Operating Expenses shall not include (i) expenses for the costs of any maintenance and repair required to be performed by Lessor at its own expense under Lease; or (ii) the cost for all capital improvements that would be capitalized or depreciated under generally accepted accounting principles; provided, however, that, notwithstanding the foregoing, Operating Expenses shall include amortization of all costs of capital improvements which are for the purpose of reducing Operating Expenses and which ultimately result in a reduction in Lessee's proportionate share of Operating Expenses.

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ARTICLE IV

TAXES/ASSESSMENTS

4.01        Real Property Taxes. As used herein, the term "Real Property Taxes" shall mean any and all real estate taxes, storm water management fees and or sanitation charges payable on or with respect to Premises (collectively, "Real Property Taxes"). Lessor shall be responsible for paying all such Real Property Taxes as and when the same shall come due and shall use its commercially reasonable best efforts to keep increases on the Real Property Taxes to a minimum (including the utilization of tax assessment appeal procedures where Lessor's attorney or tax advisor feel an appeal is well advised). Lessee shall reimburse Lessor for the cost of such Real Property Taxes as Additional Rent.

4.02        Personal Property Taxes. Lessee shall timely pay directly to the applicable governmental taxing authorities any and all taxes with respect to any and all of Lessee's personal property which shall at any time be situated in, at or about Premises, including, but not limited to Lessee's leasehold improvements, trade fixtures, inventory and personal property.

ARTICLE V
INSURANCE

5.01        Lessor's Insurance. During the term, Lessor shall be responsible for carrying and maintaining Property Insurance Special Form (formerly known as All-Risk insurance) on Premises providing insurance protection against damage or destruction by fire and other casualties, and rent abatement and liability insurance, insured under a standard extended coverage endorsement (collectively, "Lessor's Insurance"). Lessor's Insurance shall be in the amount equal to the full replacement value of the permanent improvements on Premises under a policy or policies issued by solvent and responsible insurance companies authorized to do business in the State of South Carolina. Lessee shall reimburse Lessor for the cost of Lessor's Insurance as Additional Rent.

5.02        Lessee's Insurance.

(A)       During Base Term, Lessee shall carry and maintain, at all times and at its sole cost and expense, the following policies of insurance: (i) Commercial General Liability Insurance covering Premises and Lessee's use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $1,000,000 and to have general aggregate limits of not less than $3,000,000 for each policy year; (ii) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (iii) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; and (iv) Broad form or Special Form insurance covering all of the items included in Lessee's leasehold improvements, heating, ventilating and air conditioning equipment, trade fixtures, merchandise and personal property from time to time in, on or upon Premises, in an amount not less than one hundred percent (100%) of their full replacement value (collectively, "Lessee's Insurance").

(B)       The general aggregate limits under Lessee's Insurance policies must apply separately to Premises and to Lessee's use thereof (and not to any other location or use of Lessee) and such policy shall contain an endorsement to that effect; provided, however, that Lessee shall have the right to carry the insurance provided above in the form of a blanket insurance policy, covering additional items or locations or insureds, provided, however, that: (i) Lessor, and any other parties in interest designated by Lessor to Lessee, from time to time, shall be named as additional insureds thereunder as its interests may appear; (ii) the coverage afforded Lessor and such other parties designated by Lessor will not be reduced or diminished by reason of use of such blanket policy of insurance; and (iii) any such policy shall provide, at a minimum, for the minimum liability limitations required in this Section 5.02 with respect to Lessee's interests in and to Premises. Lessee's Insurance shall, in addition, extend to any liability of Lessee arising out of the indemnities provided for in Article VI and, if necessary, shall contain a contractual endorsement to that effect. All such policies of Lessee's Insurance shall be issued in form acceptable to Lessor by insurance companies with a rating of not less than "A", if available, in the most current available "Best's Insurance Reports", and licensed to do business in the state in which Premises is located.

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(C)       Each of the policies for Lessee's Insurance policies shall: (i) name Lessor, as well as any mortgagee of Lessor, as an additional insured; (ii) provide that a certificate evidencing such insurance shall be delivered to Lessor prior to possession of Premises by Lessee and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate; (iii) contain a provision that the insurer will give to Lessor and such other parties in interest at least thirty (30) days advance written notice in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and (iv) be written as a primary policy which does not contribute to and is not in excess of coverage which Lessor may carry. Notwithstanding the provisions of subparagraph (iii) of the preceding sentence, Lessee shall be responsible for providing Lessor with at least twenty-five (25) days advance written notice of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amount of insurance.

5.03        Waiver of Subrogation. So long as their respective insurers permit, Lessor and Lessee hereby mutually waive their respective rights of recover against each other for any loss insured by fire, extended coverage, broad form, or other insurance now or hereafter existing for the benefit of the respective party, but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the foregoing waiver.

ARTICLE VI

INDEMNIFICATION

Lessee shall defend, indemnify and hold harmless Lessor from and against any and all claims, losses, liabilities, causes of action, damages, or expenses, whether due to damage to Premises, claims for injuries to persons or property, or administration or criminal action by a governmental authority, where such claims arise out of or from or related to the use or occupancy of Premises by Lessee, its agents, employees, invitee, visitors, customers, or licensees, including costs and attorney fees incurred by Lessor to defend itself against any such claims, damages or expenses.

Lessor shall not be liable to Lessee for any damages, losses or injuries to the persons or property of Lessee which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from the sole negligence of Lessor, his agents or employees. All personal property placed or moved into Premises or building shall be at the risk of Lessee or the owner thereof, and Lessor shall not be liable to Lessee for any damage to said personal property. Lessee shall maintain, at all times during the term, an insurance policy or policies in any amount or amounts sufficient to indemnify Lessor or pay Lessor's damages, if any, resulting from any matters set forth hereinbefore.

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In case Lessor shall be made a party to any litigation commenced against Lessee, then Lessee shall protect and hold Lessor harmless and shall promptly pay all costs, expenses and reasonable attorney fees incurred or paid by Lessor in connection with such litigation.

Notwithstanding any contrary provision of Lease, Lessee will look solely (to the extent insurance coverage is not applicable or available) to the interest of Lessor (or its successor as Lessor hereunder) in Premises for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach of Lease by Lessor or its successor or of Lessor's managing agent (including any beneficial owners, partners, corporations and/or others affiliated or in any way related to Lessor or such successor or managing agent).

ARTICLE VII

MAINTENANCE OF PREMISES

7.01        Repairs by Lessor. Lessor shall keep and maintain the foundations below the floor, roof, and structural portions of the exterior walls of Premises (except any walls, whether temporary or permanent, installed by Lessee), in good condition and repair, except for repairs or replacements occasioned or required by reason of the acts of Lessee, its employees, agents, invitees, licensees, or contractors. Lessee agrees to give Lessor written notice of the necessity for repairs or replacements coming to the attention of Lessee. Lessor shall not be obligated to make any repair or replacement required of it until notice in writing from Lessee of the need for same. Lessor shall have a reasonable time after Lessee's written notice in which to make such repair or replacement. The provisions of this Article shall not apply in the event of damage or destruction by fire or other casualty or taking under a power of eminent domain, in which event the obligations of Lessor shall be controlled by the same. Lessor shall not be liable for any damage done to the personal property or leasehold improvements of Lessee occasioned by or from the electrical system, the heating or cooling system, the plumbing and sewer systems, nor for damage occasioned by snow or ice being upon or coming through the roof, walls, windows, doors or otherwise, in, upon or about Premises; nor for any damage arising from acts or negligence of other occupants of the property of which Premises is a part. Lessor shall not be liable for any damage occasioned for failure to keep Premises in repair, unless Lessor is obligated to make such repairs under the terms hereof and unless notice of the need for repairs has been given Lessor and a reasonable time has elapsed and Lessor has failed to make such repairs. Lessor shall not be liable to Lessee for any damages to person or property resulting from fire or other hazards, regardless of the cause thereof, and Lessee hereby releases Lessor from all liability for such damage.

7.02        Repairs by Lessee. Subject only to the obligations of Lessor set forth in Section 7.01 hereof, Lessee shall, at its sole expense, keep and maintain Premises and every part thereof and any fixtures, facilities or equipment contained therein, in good condition and repair, including, but not limited to floors, the heating, ventilating and air-conditioning system ("HVAC"), fire protection, which shall be maintained by a reputable sprinkler maintenance company, electrical, plumbing sewer and other utility systems, the exterior door, security grilles, window frames and all portions of Premises. Lessee shall make any replacements thereof and shall replace all broken and cracked glass. Lessee shall at its expense contract to engage a reputable, certified HVAC technician for periodic servicing and maintenance of the heating, air-conditioning, and ventilation systems as recommended by the manufacturer of such equipment. Lessee's annual HVAC expenses due to repairs and replacements will be capped at $1,500.00 per year unless such repairs are a result of Lessee negligence. Lessee shall also at its expense maintain pest control, inspection, and treatment of Premises. If Lessee refuses or neglects to commence or complete any of the obligations above set forth promptly and adequately, Lessor may, but shall not be required to do so, make or complete any maintenance or repairs and Lessee shall pay the cost thereof to Lessor upon demand as Additional Rent hereunder. Alterations to Premises by Lessee, after Lease Commencement Date, shall be made only with prior written consent of Lessor and under Lessor's control and supervision. However, Lessor's consent shall not be unreasonably withheld in case of minor alterations to conform Premises to the use of Lessee's business. Regardless of any obligations otherwise imposed upon Lessor, Lessee shall pay for the cost of any repairs or damage resulting from the negligence or the unlawful or willful acts of its employees, agents or invitees. Lessee at its expense may, with Lessor's consent which shall not be unreasonably withheld, upfit Premises by painting, redecorating or carpet replacement. It being understood and agreed that Lessee takes and accepts Premises in their present condition "as is, where is" after inspection by Lessee and without representation or warranty by Lessor or any agent of Lessor.

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7.03        Maintenance of Grounds and Parking, Driveways. Lessor shall either use its own personnel or employ a grounds maintenance service to periodically keep the grass and weeds mowed, the shrubs pruned and the driveways, sidewalk and parking areas swept in a neat, clean and sightly condition. Lessee shall be responsible for repairs to the parking areas and driveways for any damage caused by Lessee or Lessee's invitees

7.04       Alterations and Remodeling. With the permission and prior written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed Lessee may make such alterations, additions, decorations and changes to the interior of the building, parking lot and exterior lighting of Premises as it deems necessary for its purposes provided that the value of the buildings and improvements are not thereby diminished subject to the following conditions:

a.       That if any such work increases any insurance premiums, taxes, or other costs or expenses relating to Premises, Lessee shall timely and fully pay and satisfy same.

b.       That no casualty or mechanics or materialmen's claims or liens shall be created upon Premises or elsewhere by reasons of or with respect to the work or a condition of Premises thereafter resulting from said work; and

c.       That upon expiration or any earlier termination of the Lease, Lessee shall, upon the election of Lessor, promptly remove the alterations and repair and restore Premises at its cost and expense to the condition existing prior to installation of the same. Any and all alterations, additions and improvements to Premises (other than inventory and trade fixtures) installed by or on behalf of Lessee shall immediately, at Lessor's option, become part of Premises and at the expiration or other termination of Lease shall be surrendered to Lessor.

7.05      Compliance with Regulations. Lessee shall comply with all laws, ordinances, orders, rules, regulations and requirements of all federal, state, and municipal governments and appropriate departments, commissions boards and officers thereof, which may be applicable to any Lessee improvements. Lessee will likewise observe and comply with the requirements of all policies of public liability, fire and all other types of insurance and all other instruments of record at any time in force with respect to Premises.

7.06        Lessee's Right to Contest Regulations. Lessee shall have the right, after notice to Lessor to contest by appropriate legal proceedings, without cost or expense to Lessor, the validity of any law, ordinance, order, rule, and regulation or requirement of the nature herein referred to and to postpone Lessee's compliance with the same, provided such contest shall be promptly and diligently prosecuted by and at the expense of Lessee so that Lessor shall not thereby suffer any civil, or be subjected to any criminal penalties or sanctions and that Lessee shall properly protect and save harmless Lessor against any liability and claims for any such non-compliance or postponement of compliance.

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7.07        ADA Provision. Lessee shall be liable for any cost, claim or alteration arising from the Americans with Disabilities Act which is:

(A)	related to Premises, including, but not limited to, all doors (both interior and exterior), door hardware, electrical, plumbing, and floor covering, (unless resulting from improvements or alterations hereafter made by Lessor to Premises);

(B)	resulting from any improvement or alteration of Premises made by Lessee; or

(C)	resulting from Lessee's use of Premises.

Lessor shall be liable for any cost, claim or alteration arising from the Americans with Disabilities Act which results from improvements or alterations hereafter made by Lessor to the Common Areas or Premises.

ARTICLE VIII
UTILITIES

Prior to Lease Commencement Date of Base Term of Lease, Lessee shall cause all utility account names and meters for heat, water, gas, electricity or other utilities to be changed, so that such utility services are billed directly to Lessee in its name once Lessee takes possession of Premises. After Lessee takes possession, Lessee shall be solely responsible for, and shall promptly pay all charges relating to, heat, water, gas electricity or any other utilities used or consumed by Lessee on Premises.

ARTICLE IX

USE AND CONDUCT OF BUSINESS

9.01        Use of Premises. During the term, Lessee shall use Premises for only for industrial, warehousing and distribution purposes. Lessee may use Premises for any other purpose with the prior written consent of Lessor, which such consent may be granted or withheld in Lessor's sole discretion; provided, however, that Premises shall not be used (i) for any illegal purpose or in violation of any valid regulation of any governmental body; or (ii) in any way that would affect the insurability of Premises.

9.02        Nuisance. Lessee agrees not to create or allow any nuisance to exist on Premises, and to abate any nuisance that may arise, promptly and free of expense to Lessor.

9.03        Compliance with Rules and Regulations. Lessee shall comply with all applicable laws, ordinances, orders, requirements, rules and regulations of all federal, state and municipal governments and appropriate departments, commissions boards and officers thereof, whether now in effect or hereafter adopted, pertaining to Lessee's improvements or the use of Premises, including Lessor's rules and regulations.

9.04        Zoning. Lessee acknowledges that the use of Premises and any common area is subject to any applicable regulations, zoning ordinances, if applicable, of any governmental authority and Lessee agrees to be bound by all terms and conditions imposed by such governmental authority, including any traffic restrictions, use restrictions and other conditions which plan approval is conditioned upon and all present and future zoning laws, ordinances, resolutions and regulations of any appropriate governmental authority. Lessee acknowledges and agrees that Lessor has made no representations or warranties regarding the current zoning classification of Premises, and Lessee shall be responsible for independently verifying the zoning classification of Premises.

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ARTICLE X

QUIET ENJOYMENT

10.01     Quiet Enjoyment. Lessor represents and warrants to Lessee that (i) Lessor has a good and marketable title to Premises free and clear of all liens and encumbrances. (ii) Lessor has the right to lease Premises pursuant to the terms of Lease; (iii) Lessor warrants and will defend Premises unto Lessee against the lawful claims of all persons whomsoever; and (iv) Lessee shall lawfully, peacefully and quietly hold, occupy and enjoy Premises during the term without any let, hindrance, ejection or molestation by Lessor or any person claiming under Lessor, so long as the rents are being paid in the manner herein provided and the covenants, conditions and agreements herein being all and singularly kept, fulfilled and performed by Lessee.

ARTICLE XI

ENVIRONMENTAL

11.01     Lessor's Environmental Warranty. As of the date hereof, Lessor, to the knowledge of Lessor, has not caused or permitted persons with whom Lessor has contracted to cause (a) any violation of any federal, state or local law, ordinance, or regulation enacted related to environmental conditions on or about Premises, including, but not limited to soil and groundwater conditions, nor (b) engaged in the use, generation, release, manufacture, production, processing, storage, or disposal of any Hazardous Materials (as hereinafter defined) on, under, or about Premises.

11.02      Hazardous Materials.

(A)          Definition. "Hazardous Materials" shall mean any material, substance or waste that is or has the characteristic of being hazardous, toxic, ignitable, reactive or corrosive, including, without limitation, petroleum, PCBs, asbestos, materials known to cause cancer or reproductive problems and those materials, substances and/or wastes, including infectious waste, medical waste, petroleum or fraction thereof, petroleum projects and used oil, and potentially infectious biomedical waste, which are or later become regulated by any local governmental authority, the State of South Carolina or the United States, including, but not limited to, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "hazardous wastes" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; all corresponding or similar local, State or federal statutes, ordinances and regulations, including without limitation any dealing with underground storage tanks; and in any other environmental law, regulation or ordinance now existing or hereinafter enacted and as same are amended from time to time (collectively, "Hazardous Materials Laws").

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(B)       Lessee Agreements. Lessee agrees that its operations on Premises will not violate any Hazardous Material Laws. Lessee shall not cause or permit to continue any testing, examination, storage, holding, release, disposal or use of any Hazardous Materials on Premises, and Lessee shall not cause or permit to continue any intentional or unintentional release of Hazardous Materials other than those licensed or permitted by governmental agencies or by applicable law or regulations. Should Lessee cause or permit any intentional or unintentional release of Hazardous Materials onto the surface or into the subsurface of Premises resulting in damage to soil, surface water, ground water, flora or fauna in Premises, within waters of the State or the United States, or on appropriate jurisdictional governmental agencies, such substances shall be immediately removed, with proper disposal, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such laws, 'ordinances and regulations, at Lessee's sole expense.

(C)       Lessee Indemnity. Lessee shall indemnify, defend, protect, and hold Lessor, and each of Lessor's members, managers, shareholders, directors, employees, agents, attorneys, officers, successors and assigns, free and harmless from and against any and all claims, actions, causes of action, liabilities, penalties, forfeitures, damages, losses or expenses (including, without limitation, reasonable attorneys' fees and costs through litigation and all appeals) resulting from death of or injury to any person or damage to Premises or from the order of any governmental entity, arising from or caused in whole or in part, directly or indirectly, by Lessee's failure to comply with any Hazardous Materials Laws with respect to Premises during the term. This indemnity shall survive the expiration or sooner termination of this agreement and inure to the benefit of Lessor, its successors and assigns.

(D)       Lessee Notices. With respect only to Premises and any adjoining property, Lessee shall immediately advise Lessor in writing of, and provide Lessor with a copy of: (i) any notices of violation or potential or alleged violation of any Hazardous Materials Law which are received by it from any governmental agency; (ii) any and all inquiry, investigation, enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened relating to it or Premises; and (iii) all claims made or threatened by any third party against it or Premises relating to any Hazardous Materials.

ARTICLE XII
SIGNAGE

12.01      Signage. Lessee may furnish and install a sign on or about Premises with Lessor's prior written consent, which will not unreasonably be withheld, conditioned or delayed. Such signage must, at all times, comply with any and all applicable laws, rules, regulations and ordinances. Lessee shall not place, erect nor maintain on any exterior surface of Premises, or anywhere outside of Premises, any sign, lettering decoration, or advertising, except such signs as may be permitted by Lessor. Lessee shall, at its expense, maintain such permitted or required signs in a good state of repair and upon vacating Premises, Lessee agrees to remove all signs and to repair all damage caused by such removal.

ARTICLE XIII

DAMAGE OR DESTRUCTION

13.01      Damage or Destruction. If, during Base Term, Premises is:

(A)     destroyed by fire or any other casualty whatsoever, or;

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(B)       partially destroyed so as to render Premises unfit for occupancy or Lessee's reasonable beneficial use and enjoyment or conduct of Lessee's usual business therein, or;

(C)       destroyed by a casualty which is not covered by Lessee's Insurance, or if such casualty is covered by Lessee's Insurance but a mortgagee of Lessor or other party entitled to insurance proceeds fails to make such proceeds available to Lessor in an amount sufficient for restoration of Premises (provided, however, that Lessor agrees to make a good faith effort to have such mortgagee make such proceeds available for full restoration or rebuilding);

then Lessor shall make its reasonable determination as to the length of time to complete such repairs within thirty (30) days of the casualty and shall notify Lessee of same as provided herein. In the event restoration is reasonably estimated by Lessor to take more than one hundred twenty (120) days from the date of the destruction or casualty, or in the event the above described destruction or casualty should occur within the last two (2) years of Base Term or any Renewal Term thereof, then Lessor or Lessee shall have the right to terminate Lease. In the event that Lease is terminated in accordance with the foregoing provisions, Lessee shall surrender within thirty (30) days of notification Premises and interest therein, and Lessee shall pay rent only to the time of such destruction or casualty.

13.02      Repairs and Abatement.

(A)       In case of the total or partial damage or destruction to Premises, Lessor shall re-enter and repossess the same or any part thereof for the purpose of removing or repairing the loss or damage and shall proceed with due diligence to the repair of same unless, under the foregoing provisions of this Article XIII, Lease shall have been terminated.

(B)       Rent during the period of such repairs shall be wholly abated if all of Premises have been thus repossessed by Lessor or otherwise made unavailable to Lessee for Lessee's reasonable beneficial use and enjoyment or Lessee's conduct of Lessee's usual business therein for the purpose of repair for the period that Lessee has been dispossessed; and if only a portion of Premises is thus repossessed or otherwise unavailable to Lessee for Lessee's reasonable beneficial use and enjoyment or Lessee's conduct of Lessee's usual business therein, Rent shall be abated for such dispossession or unavailability pro rata, based on the portion of Premises thus repossessed or rendered unavailable during the period of repossession or unavailability. Any Rent abatement under this Article XIII shall commence as of the date of the destruction.

(C)       Lessor shall not be required to rebuild, repair, or replace any part of the personal property, furniture, equipment, fixtures, and other improvements which may have been placed by Lessee within Premises, unless the damage thereto is caused by the sole negligence or willful act or omission or default hereunder of Lessor or Lessor's agents, employees, subtenants, assignees, or independent contractors. Any insurance which may be carried by Lessor or Lessee for damage to Premises or to any personal property, fixtures, and related items therein shall be for the sole benefit of the party carrying such insurance and under its sole control; provided, however, Lessor shall carry insurance for the benefit of Lessor and Lessee sufficient to cover the full replacement cost of the shell of Premises and an amount equal to the initial Lessee improvements and related allowances set forth in Lease as well as insurance sufficient to cover Lessee's furniture, equipment, fixtures, personal property, and other improvement that Lessor shall have liability therefor under Lease.

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(D)       Should Premises be destroyed or damaged by fire or other casualty that is due to the direct negligence or willful or wanton conduct of Lessee or Lessee's agents, employees, subtenants, assignees or independent contractors, Lessor may repair such damage, and there shall be no apportionment or abatement of Rent.

(E)       Any insurance carried by Lessor or Lessee for damage to Premises or to any personal property, fixtures and related items therein shall be for the sole benefit of the party carrying such insurance and under its sole control, and all compensation awarded to a party under a policy carried by it shall be for the benefit of that party, without any participation by the other party.

ARTICLE XIV
CONDEMNATION

14.01      Condemnation. Lessor, within five (5) days of Lessor's receipt of any notice of the institution of eminent domain or condemnation proceedings or threat thereof with respect to all or any part of Premises, shall give written notice to Lessee of the same. Lessee shall have the option to terminate Lease within sixty (60) days after receipt of said notice from Lessor should such condemnation effect twenty percent (20%) or more of Premises and Lessee determines that such condemnation will interfere with Lessee's ability to continue its business operations in substantially the same manner or space as existed prior to the condemnation or deed in lieu thereof. Lessee's obligation under Lease including but not limited to Lessee's obligation to pay Rent hereunder, shall cease upon Lessee's termination of Lease pursuant to the terms of this Article; however, Lessee shall be obligated to pay all Rent due on or before the date of termination down through the date Lessee surrenders possession of Premises to Lessor.

14.02      Compensation. If any portion of Premises is taken through eminent domain or condemnation proceedings, Lessor and Lessee agree that all compensation paid for Premises, including any value of Lessee's leasehold interest in Premises, will be paid to and be the property of Lessor. Lessee may independently seek compensation for any of its own trade fixtures, business interruption, going concern, moving expenses and other items so long as such compensation does not reduce the compensation provided to Lessor for Premises.

ARTICLE XV
DEFAULT

15.01      Default by Lessee. The occurrence of any of the following events shall constitute a default under Lease:

(A)       Lessee fails to pay any installment of Rent within ten (10) business days after such installment is due, and fails to cure such delinquency within (3) business days after actual receipt of written notice thereof by Lessee from Lessor:

(B)       Lessee fails to pay any additional item or any other charge or sum required to be paid by Lessee hereunder within thirty (30) days after actual receipt of written notice thereof by Lessee from Lessor; or

(C)       Lessee fails to perform or commence in good faith and proceed with reasonable diligence to perform any of its covenants under Lease within thirty (30) days after actual receipt of written notice thereof by Lessee from Lessor.

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15.02      Lessor's Remedies. In the event Lessee is in default pursuant to the conditions set forth in Section 15.01 above, Lessor, during the continuation of such default, shall have the option of pursuing either of the following remedies:

a.       Lessor may terminate Lease, in which event Lessee immediately shall surrender possession of Premises. All obligations of Lessee under the Lease, including Lessee's obligation to pay Rent under the Lease, shall cease upon the date of termination except for Lessee's obligation to pay Rent due and outstanding as of the date of termination.

b.       Lessor, without terminating the Lease, may require Lessee to remove all property from Premises within thirty (30) days so that Lessor may re-enter and relet Premises to minimize Lessor's damages. In the event Lessee shall fail to remove all property within thirty (30) days after said demand, Lessor shall be entitled to remove Lessee's property to a storage facility, and all reasonable costs of such removal and storage shall be deemed Additional Rent. Lessor may enforce all of its rights and remedies under Lease, including the right to recover Rent as it becomes due hereunder, provided that Lessor shall use commercially reasonable efforts to re-let Premises and to mitigate its damages under the Lease.

c.       Lessor may accelerate and declare the entire remaining unpaid Rent for the remainder of the term to be immediately due and payable forthwith and may, at once, take legal action to recover and collect the same, such amount being discounted to present value using the prime rate published by a national bank acceptable to Lessee and Lessor and such amount reduced by the amount of rent Lessor will receive by reletting Premises for the remainder of the term or portion thereof.

d.       If Lease is terminated as set forth, Lessor may relet Premises (or any portion thereof) for such rent and upon such terms as Lessor is able to obtain (which may be for lower or higher rent, and for a shorter or longer term), and Lessee shall be liable for all damages sustained by Lessor, including but not limited to any deficiency in rent for the duration of Base Term and/ or Renewal Terms (or for the period of time which would have remained in Base Term and/or Renewal Term in the absence of any termination, leasing fees, attorneys' fees, other marketing and collection costs, tenant concessions or allowances, and all expenses of placing Premises in first class rentable condition).

e.       Nothing contained herein diminishes any right Lessor may have under South Carolina law to sue Lessee for damages in the event of any default by Lessee under Lease, or from pursuing any other remedy available to Lessor at law or in equity.

ARTICLE XVI

BANKRUPTCY OR INSOLVENCY

16.01      Right to Terminate. Notwithstanding anything contained herein to the contrary, if termination of Lease shall be stayed by order of a federal bankruptcy court, or by federal or state statute, then, following the expiration of any such stay, or if Lessee or Lessee as debtor-in-possession or the trustee appointed in any such proceeding (being collectively referred to as "Lessee" only for the purposes of this Section) shall fail to assume Lessee's obligations under Lease within the period prescribed therefore by law or within fifteen (15) days after entry of the order for relief or as may be allowed by the court, or if Lessee shall fail to provide adequate protection of Lessor's right, title and interest in and to Premises or adequate assurance of the complete and continuous future performance of Lessee's obligations under Lease, Lessor, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate Lease on fifteen (15) days' notice to Lessee and upon the expiration of said fifteen (15) day period Lease shall cease and expire as aforesaid and Lessee shall immediately quit and surrender Premises as aforesaid. Upon the termination of Lease as provided above, Lessor, without notice, may re-enter and repossess Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefore and may dispossess Lessee by summary proceedings or otherwise.

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16.02      Adequate Protection. For the purposes of the Section 16.01, adequate protection of Lessor's right, title and interest in and to Premises, and adequate assurance of the complete and continuous future performance of Lessee's obligations under Lease, shall include, without limitation, the following requirements:

(A)       that Lessee comply with all of its obligations under Lease;

(B)       that Lessee pay to Lessor, on the first day of each month occurring subsequent to the entry of such order, or the effective date of such stay, a sum equal to the amount by which Premises diminished in value during the immediately preceding monthly period, but, in no event, any amount which is less than the aggregate Rent payable for such monthly period;

(C)       that Lessee continue to use Premises in the manner originally required by Lease;

(D)       that Lessor be permitted to supervise the performance of Lessee's obligations under Lease;

(E)       that Lessee pay to Lessor within fifteen (15) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of Premises and adequate assurance of the complete and continuous future performance of Lessee's obligations under Lease, an additional security deposit in an amount acceptable to Lessor;

(F)       that Lessee has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Lessor that sufficient funds will be available to fulfill the obligations to Lessee under Lease;

(G)       that if Lessee assumes Lease and proposes to assign the same (pursuant to Title 11 U.S.C. § 365, or as the same may be amended) to any person who shall have made a bona fide offer to accept an assignment of Lease on terms acceptable to such court having competent jurisdiction over Lessee's estate, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Lessor to assure such person's future performance under Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. § 365(b)(3), as it may be amended, shall be given to Lessor by Lessee no later than fifteen (15) days after receipt by Lessee of such offer, but in any event no later than thirty (30) days prior to the date that Lessee shall make application to such court for authority and approval to enter into such assignment and assumption, and Lessor shall thereupon have the prior right and option, to be exercised by notice to Lessee given at any time prior to the effective date of such proposed assignment, to accept, or to cause Lessor's designee to accept, an assignment of Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of Lease; and

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(H)       that if Lessee assumes Lease and proposes to assign the same, and Lessor does not exercise its option pursuant to subsection (vii) above, Lessee hereby agrees that:

(i)       such assignee shall have a net worth not less than the net worth of Lessee as of Lease Commencement Date, or such Lessee's obligations under Lease shall be unconditionally guaranteed by a person having a net worth equal to Lessee's net worth as of Lease Commencement Date;

(ii)       such assignee shall not use Premises except subject to all the restrictions contained in Lease;

(iii)       such assignee shall assume in writing all of the terms, covenants and conditions of Lease including, without limitation, all of such terms, covenants and conditions respecting the permitted uses and payment of Rent, and such assignee shall provide Lessor with assurances satisfactory to Lessor that it has the experience in operating stores having the same or substantially similar uses as the current use for Lease of Premises, in first-class shopping centers, sufficient to enable it so to comply with the terms, covenants and conditions of Lease and successfully operate Premises;

(iv)       such assignee shall indemnify Lessor against, and pay to Lessor the amount of, any payments which Lessor may be obligated to make to any mortgagee by virtue of such assignment; and

(v)       if such assignee makes any payment to Lessee, or for Lessee's account, for the right to assume Lease (including, without limitation, any lump sum payment, installment payment or payment in the nature of rent over and above Rent payable under Lease), Lessee shall pay over to Lessor one-half of any such payment.

ARTICLE XVII

LESSEE'S RIGHT TO SUBLEASE AND ASSIGN

17.01      Sublease. Lessee may not sublet Premises or assign Lease without the prior written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed. If such consent is granted, Lessee shall remain liable to Lessor for the faithful performance of all of the covenants and conditions, including rental payment, required to be kept and performed under the terms of Lease. Any assignment by operation of law as a result of a corporate merger or re-organization shall require the previous written consent of Lessor.

17.02     Violation. Any violation of any provision of Lease, whether by act or omission, by any assignee or subtenant of Lessee, shall be deemed a violation of such provision by Lessee, it being the intention and meaning of the parties hereto that Lessee shall assume and be liable to Lessor for any and all acts and omissions of any and all assignees or subtenants of Lessee. If Premises or any part thereof is sublet or occupied by any person other than Lessee, Lessor, in the event of Lessee's default, may and is hereby empowered to collect rent from the subtenant or occupant; Lessor may apply the net amount received by it to the rent herein reserved and no such collection shall be deemed a release of Lessee from the further performance of the covenants herein contained.

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ARTICLE XVIII

LESSOR'S RIGHT TO MORTGAGE AND SELL

18.01      Estoppel Certificate. Within five (5) business days after written request therefor by either Lessor or Lessee to the other, or in the event that upon any sale, assignment, hypothecation of Premises, and/or the land thereunder, or a leasehold loan by Lessee of its leasehold estate herein, an estoppel statement shall be required from Lessor or Lessee, Lessor and Lessee agree to deliver to each other, in recordable form, a certificate to any proposed mortgagee or purchaser, certifying that Lease is in full force and effect, that there are no defenses thereto, or stating those claimed by Lessor or Lessee, and as to such other matters as may be reasonably requested.

18.02      Subordination and Attornment. Lease, and all rights of Lessee hereunder, shall be subject and subordinate to any mortgage constituting a first lien on the property of which Premises is a part, or any part thereof, whether such mortgage has heretofore been or may hereafter be placed upon said property to secure an indebtedness to any savings and loan association, bank, trust company or insurance company or any other institutional lender, private or public, and to any renewal, modification, consolidation, replacement or extension of any such mortgage.

(A)       During the term, upon Lessor's request, Lessee shall execute a non-disturbance and subordination agreement wherein Lessee shall agree that Lease is and shall be subordinate to the lien of any mortgages in any amount or amounts on all or any part of the land or buildings comprising Premises, or on or against Lessor's interest or estate therein. Lessee covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination of Lease to the lien of any such mortgage as may be required by Lessor within ten (10) days of demand therefor. Notwithstanding anything hereinabove contained, in the event the holder of any such mortgage shall at any time elect to have Lease constitute a prior or superior lien to its mortgage, then and in such event upon any such mortgage holder notifying Lessee to that effect, Lease shall be deemed prior and superior in lien to such mortgage irrespective of whether Lease is dated prior to or subsequent to the date of such mortgage or lease.

(B)       If Lessor enters into one or more mortgages and Lessee is advised in writing of the name and address of the mortgagee under such mortgage, then Lease shall not be terminated or canceled on account of any default by Lessor in the performance of any of the terms, covenants or conditions hereof on its part contained, until Lessee shall have given written notice of such default to such mortgagee, specifying the default, in which event such mortgagee shall have the right to cure Lessor's default as otherwise provided herein and which cure shall be accepted by Lessee.

(C)       Lessee shall, in the event any proceedings are brought for the foreclosure of or in the event of sale under any mortgage made by Lessor covering Premises, attorn to the purchaser upon any such foreclosure of sale and recognize such purchaser as Lessor under Lease.

18.03      Transfer of Lessor's Interest. Lessor shall have the right to convey, transfer or assign, by sale or otherwise, all or any part of its interest in Lease or Premises at any time and from time to time and to any person, subject to the terms and conditions of Lease. All covenants and obligations of Lessor under Lease shall not cease upon the execution of such conveyance, transfer or assignment, but such covenants and obligations shall run with the land and shall be binding upon any subsequent owner thereof.

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ARTICLE XIX

SECURITY DEPOSIT; TRADE FIXTURES; SURRENDER OF PREMISES

19.01      Security Deposit. Upon the execution of Lease by Lessee, Lessee shall (i) prepay the monthly Base Rent for the first full calendar month of the first Lease Year and (ii) deposit with Lessor an amount equal to the monthly Base Rent for the first Lease Year as security for Lessee's faithful performance of its obligations hereunder (hereinafter "Security Deposit") with Lessor.

(A)       If Lessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of the Lease, Lessor may use, apply, or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage with Lessor may suffer thereby. If Lessor so uses or applies all or any portion of the Security Deposit, then Lessee, within ten (10) days after written demand therefore, shall deposit with Lessor such portion of the Security Deposit used by Lessor to return the Security Deposit to the full amount herein above stated, and Lessee's failure to do so shall be a material breach of Lease. Upon any increase in Base Rent during Lease Term or any extension thereof, Lessee shall thereupon deposit with Lessor an additional amount so that the amount of the Security Deposit shall at all times equal the current Monthly Base Rent. Lessor shall not be required to either keep the Security Deposit in an interest-bearing account or in an account separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, the Security Deposit, less any amounts applied by Lessor and without payment of interest or other increment for its use, shall be returned to Lessee (or at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term (and after Lessee has vacated Premises). No trust relationship is created herein between Lessor and Lessee with respect to Security Deposit.

(B)       Lessee shall not to look to any mortgagee as mortgagee, mortgagee in possession or successor in title to Premises for accountability for any security deposit required by Lessor hereunder, unless said sums have actually been received by mortgagee as security for Lessee's performance of Lease. Lessor may deliver the funds deposited hereunder by Lessee to the purchaser of Lessor's interest in Premises, in the event that such interest is sold, and thereupon Lessor shall be discharged from any further liability with respect to said security deposit.

19.02      Trade Fixtures. All fixtures, equipment, and every other item of property not permanently attached to Premises and not paid for by Lessor, and any of such items leased by Lessee under bona fide leases from third party owners, are to remain and be the property of Lessee and Lessee is to have the right and privilege of removing any and all such property and equipment at any time during the continuance of Lease or any extensions hereof. In the event the aforesaid equipment is not removed by Lessee by the termination of Lease, Lessee shall relinquish its rights to said property/equipment. If said equipment is removed, Lessee shall restore Premises to their condition prior to the removal of such property. It is further understood and agreed that the buildings and structures installed on Premises by Lessor, may not be removed by Lessee at the termination of Lease.

19.02     Surrender. Lessee shall on the expiration or the sooner termination of Lease term surrender to Lessor Premises, including all buildings, replacements, changes, additions, and Improvements constructed or placed by Lessee thereon, except for all moveable trade fixtures, equipment, and personal property belonging to Lessee, broom-clean, free of sub-tenancies, and in good condition and repair, reasonable wear and tear excepted.

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ARTICLE XX

MISCELLANEOUS

20.01     Lessor's Entry; Audit Rights. Lessor shall have the right to enter upon Premises for the purposes of inspection, maintenance, repair and alteration and to show the same to prospective lessees or purchasers at all reasonable times, with reasonable notice and without interfering with Lessee's normal business operations, except in cases of emergency. In addition, Lessor may, upon at least twenty four (24) hours advance notice to Lessee, access and inspect Lessee's books and records, or such other information as Lessor may reasonably request.

20.02      Nature and Extent of Agreement. This instrument contains the complete agreement of the parties regarding the terms and conditions of Lease of Premises, and there are no oral or written conditions, terms, understandings or other agreements pertaining thereto which have not been incorporated herein. This instrument may be amended from time to time by written addendum signed by both parties. This instrument creates only the relationship of Lessor and Lessee between the parties hereto as to Premises; and nothing herein shall in any way be construed to impose upon either party hereto any obligations or restrictions not herein expressly set forth. The laws of the State of South Carolina shall govern the validity, interpretation, performance and enforcement of Lease.

20.03     Partial Invalidity. If any term, covenant or condition of Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder to Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of Lease shall be valid and be enforceable to the fullest extent permitted by law.

20.04      Recording. The Lease shall not be recorded.

20.05      Brokerage. It is agreed to by both Lessor and Lessee that NAI Earle Furman represents Lessor and Lessee in this transaction and no other brokers are involved in this transaction. Lessor shall be responsible for paying the commission of Lessor's Broker and the Lessee's Broker in accordance with separate agreements with the brokers.

20.06      Tenant Financials. Lessee agrees to deliver to Lessor a copy of Lessee's most recent financial statements within 15 days after requested by Lessor. Financial statements are to include Lessee's balance sheet, income and expense statement. In the event of Lessors review of such information Lessor agrees to treat financial information as confidential and shall share such information only with financial advisors, lenders, purchasers or entities with a legitimate need to know such information.

20.07      Notices. Any notice required to Lessor or Lessee by the terms of Lease shall be given in writing and shall be deemed given and received on the earlier of (i) the date actually received by hand or overnight delivery or (ii) five (5) days after deposit of the same in registered or certified United States mail, return receipt requested, postage prepaid, and addressed to the party due such notice at the address set forth below or at such other address as either Lessor or Lessee may give in writing to the other for such notices.

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If to Lessor:	NAI Earle Furman
ATTN: 3090 S Hwy 14 LLC
101 E. Washington St
Suite 400
Greenville, SC 29601

If to Lessee:

With a copy to:

20.08      Lessor's Right to Perform Lessee's Covenants. Lessee covenants and agrees that if it shall at any time fail to pay any Taxes or other charges to be paid by Lessee in accordance with the provision of Article IV, or to take out, pay for, maintain or deliver any of the insurance policies required by Lessee in Article V, or shall fail, within the time limits after the notice therein specified of any event of default has been given to make any other payment or perform any other act on its part to be made or performed, then Lessor may, but shall not be obligated so to do, and without further notice to or demand upon Lessee and without waiving or releasing Lessee from any obligations of Lessee in Lease contained:

(A)       pay any taxes or other charges payable by Lessee pursuant to the provisions of Article IV, or

(B)       take out, pay for and maintain any of the insurance policies required by Lessee under Article V, or

(C)       make any other payment or perform any other act on Lessee's part to be made or performed as in Lease provided.,

20.09      Statement of Lease Commencement Date. From time to time during the term, Lessee, at Lessor's request, shall from time to time execute and deliver a Confirmation of Lease Term Agreement in the form attached hereto as EXHIBIT B to confirm Lease Commencement Date and termination dates of the term, along with any renewal dates, the remaining term and any such pertinent information as Lessor may reasonably request.

20.10      Attorneys Fees and Expenses. In the event either party commences any action (at law or in equity) the prevailing party in such action shall be entitled to an award of its costs and attorney's fees incurred against the non-prevailing party whether the action be based on contract or tort theory.

20.11      "Reasonable Consent" Provisions. To the extent any provision of Lease may call for the "reasonable consent" of either party to be given," and where written notice is given requesting such consent as provided in Section 20.05, such consent shall be deemed "given" unless a written refusal to consent is sent to the requesting party within ten (10) business days after the mailing of the written request for consent.

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20.12      Applicable Law. Any controversy or claim arising out of or relating to Lease shall be governed by the substantive law of the State of South Carolina without consideration of the conflicts of law rules of said state.

20.13      Captions. The captions or headings at the beginning of articles and sections of Lease are included for convenience only and in no way define, limit or describe the scope of any provision hereof.

20.14      Binding Effect. Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

20.15      Duplicate Counterparts. Lease may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. The parties agree to accept signatures by electronic mail or facsimile and each such signature delivered by electronic mail or facsimile shall be deemed an original.

20.16      Additional Documents. Each party shall, at the request of the other, execute, acknowledge, (if appropriate) and deliver such additional documents and instruments, and do such other acts as may be necessary or convenient to call out the purposes and intent of Lease and to permit Lessee to record a memorandum of Lease and grant security interests therein.

20.17      Guaranty. Intentionally deleted

20.18      Special Stipulations In the event any Special stipulations are attached to this Lease, the terms thereof shall control in the event of a conflict between the provisions of this Lease and the provisions thereof.

(signatures to follow on next page)

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IN WITNESS WHEREOF, signed and executed this 22nd day of May, 2019; to be effective as of the date of the lease.

LESSOR:

	By:	/s/ Grice Hunt
Witness
	Print Name:	Grice Hunt

Witness	Its:

	Date of Execution:	5/22/19

LESSEE:

	By:	/s/ Robert Clark
Witness
	Print Name:	Robert Clark

Witness	Its:	CEO

	Date of Execution:	5/21/2019

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EXHIBIT A

Premises

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EXHIBIT B

Confirmation of Lease Term Agreement

This is to certify that the Delivery is established as June 1, 2019 for Lease Agreement dated May 22 2019 between 3090 S Hwy 14 LLC, as Lessor, and Goldleaf Distribution LLC, as Lessee ("Lease").

Lease Commencement Date for Lease is established as June 1, 2019.

Base Term for Lease shall begin on Lease Commencement Date and end at 11:59 p.m. on the date 8/31/24 ( ) years thereafter which is sixty three 63 months.

Rental payments will commence on September 1, 2019.

LESSOR		LESSEE

By:	/s/ Grice Hunt	By:	/s/ Robert Clark

Print Name:	Grice Hunt	Print Name:	Robert Clark

Title:		Title:	Robert Clark, CEO

Date:	5/30/2019	Date:	5/21/2019

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Special Stipulations

Right of First Refusal

Lessee shall the right of first refusal on the remaining space in the Building containing approximately 15,000 rentable square feet (the "Expansion Space") for the first 18 months of the lease. Upon receipt of written notice from Lessor that a third party has made a bona fide offer to lease any of the aforementioned Expansion Space that Lessor desires to accept, Lessee shall respond to Lessor within ten (10) days whether it intends to lease such space at the terms contained in the bona fide offer. If Lessee indicates that it will not lease such space offered, or otherwise fails to notify Lessor within such ten (10)-day period that Lessee will lease such space at such terms, then Lessor may proceed to lease it to such third-party and Lessee shall have waived its right to lease such space. If Lessee indicates that it will lease such space offered at such terms, Lessee and Lessor shall execute an amendment to this Lease for such space within ten (10) business days of Lessee notifying Lessor of its intention to lease such space.

Building Delivery

Lessor Work:

Lessor shall complete those certain improvements to the Premises (the "Improvements") described below. The Improvements shall be completed using Building standard materials and finishes. The cost of the Improvements shall be borne by Lessor hereinafter provided. Lessor shall proceed with and prosecute the completion of the Improvements in a diligent manner. All base building systems including plumbing, telecom, electrical, office HVAC and lighting shall be in good working condition as of the Commencement Date.

Improvements

•	Parking lot lighting to be installed
•	At such time a demising wall is required Lessor and Lessee will split such cost equally

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Guaranty

GUARANTY OF LEASE

In order to induce 3090 S Hwy 14, LLC (hereinafter "Lessor") to execute that certain Lease Agreement (the "Lease") by and between Lessor and Goldleaf Distribution (hereinafter "Lessee") and Kona Gold Solutions Inc (hereinafter "Guarantors") for Premises located at 3092 Hwy 14, Greer, South Carolina (the "Premises"), the undersigned hereby unconditionally guarantees the payment and performance of, and agrees to pay and perform as a primary obligor, all liabilities, obligations, and duties (including but not limited to, payment of (as defined in the Lease) Base Rent, Additional Rent, and any late fees that may incur) imposed upon Lessee for the lease between Lessor and Lessee dated _______________(the "Lease").

The undersigned hereby waives notice of acceptance of this guaranty and all other notices in connection herewith or in connection with the liabilities, obligations and duties guaranteed hereby, including notices of default by Lessee under the Lease, and waives diligence, presentment, and suit on the part of Lessor in the enforcement of any liability, obligation, or duty guaranteed hereby.

The undersigned further agrees that Lessor shall not be first required to enforce against Lessee or any other person any liability, obligation, or duty guaranteed hereby before seeking enforcement thereof against the undersigned. Suit may be brought and maintained against the undersigned by Lessor to enforce any liability, obligation, or duty guaranteed hereby without joinder of Lessee or any other person. The liability of the undersigned shall not be affected by any indulgence, compromise, settlement, or variation of terms which may be extended to Lessee by Lessor or agreed upon by Lessor and Lessee. Lessor and Lessee, without notice to or consent by the undersigned, may at any time or times enter into such modifications, extensions, amendments, or other covenants respecting the Lease as they may deem appropriate, and the undersigned shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations, and duties of Lessee under the Lease, as so modified, extended or amended.

The liability of the undersigned hereunder shall in no way be affected by (a) the release or discharge of Lessee in any creditor, receivership, bankruptcy, or other similar proceedings; (b) the impairment, limitation, or modification of the liability of Lessee or the estate of Lessee in bankruptcy or of any remedy for the enforcement of Lessee's liability under the Lease resulting from the operation of any present or future provisions of the Federal Bankruptcy Code or other statute or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Lessee; or (e) any disability or other defense of Lessee.

Until all the covenants and conditions in the Lease on Lessee's part to be performed and observed are fully performed and observed, the undersigned (a) shall have no right of subrogation against Lessee by reason of payments or acts of performance by the undersigned in compliance with the obligations of the undersigned hereunder; (b) waives any right to enforce any remedy which undersigned now or hereafter shall have against Lessee by reason of any one or more payments or acts of performance in compliance with the obligations of the undersigned hereunder; and (c) subordinates any liability or indebtedness of Lessee now or hereafter held by the undersigned to the obligations of Lessee to Lessor under the Lease.

This agreement shall be binding upon the undersigned and the successors and assigns legal representatives of the undersigned, and shall inure to the benefit of Lessor and its successors and assigns.

This agreement shall be governed by and enforced in accordance with the laws of the State of South Carolina.

This guaranty of lease may not be changed or terminated orally, and any modifications or amendments hereto shall be in writing and signed by all parties.

EXECUTED this 21 day of May, 2019.

GUARANTORS:

Kona Gold Solutions, Inc

a company in the state of Florida

FID #: 47-5246216

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT is to be attached to and form a part of a certain Lease (which together with any amendments, modifications, and extensions thereof is hereinafter called the “Lease Agreement”) made the 22nd day of May, 2019, between 3090 South Hwy 14, LLC, as Lessor, and Goldleaf Distribution, LLC, as Lessee, covering the premises known as 3092 S. Hwy 14, Greer, South Carolina, consisting of 15,000 square feet within a 30,000 square foot building and all appurtenances thereon (hereinafter called the “Leased Premises”).

WITNESSETH THAT the Lease is hereby modified and shall be upon all the terms, conditions, covenants and agreements contained in the original Lease (referenced above), with any exceptions noted below:

I.       Paragraph 1.03 entitled Base Rent:

Lessee shall pay to Lessor the following Base Rent (the ‘Base Rent’) during the term of this agreement, in advance on the day of each month throughout the term of this agreement:

Initial Term:
Term	Monthly Rate	Annual Rate
Month 1 - 3	$0.00	Free Rent Period
Month 4 - 12	$5,000.00	$60,000.00
Month 13 - 24	$5,100.00	$61,200.00
Month 25 - 36	$5,202.00	$62,424.00
Month 37 - 48	$5,306.04	$63,672.48
Month 49 - 60	$5,412.16	$64,945.93
Month 61 – 63	$5,520.40	$66,244.80

II.       Paragraph 13.01(C) Damage or Destruction:

If, during Base Term, Premises is:

(C) destroyed by a casualty which is not covered by Lessor’s Insurance, or if such casualty is covered by Lessor’s Insurance but a mortgagee of Lessor or other party entitled to insurance proceeds fails to make such proceeds available to Lessor in an amount sufficient for restoration of Premises (provided, however, that Lessor agrees to make a good faith effort to have such mortgagee make such proceeds available for full restoration or rebuilding); then Lessor shall make its reasonable determination as to the length of time to complete such repairs within thirty (30) days of the casualty and shall notify Lessee of same as provided herein. In the event restoration is reasonably estimated by Lessor to take more than one hundred twenty (120) days from the date of the destruction or casualty, or in the event the above described destruction or casualty should occur within the last two (2) years of Base Term or any Renewal Term thereof, then Lessor or Lessee shall have the right to terminate Lease. In the event that Lease is terminated in accordance with the foregoing provisions, Lessee shall surrender within thirty (30) days of notification Premises and interest therein, and Lessee shall pay rent only to the time of such destruction or casualty.

All other terms, conditions, covenants and agreements contained in the Lease shall remain in full force and effect.

(Signatures following on next page)

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Extension Agreement this _____ day of June, 2019.

ATTEST:	LESSOR: 3090 South Hwy 14, LLC

	By:	/s/ Grice Hunt

	Print Name:	Grice Hunt

	Its:	Member

	Date of Execution:	06/03/2019

ATTEST:	LESSEE: Goldleaf Distribution, LLC

	By:	/s/ Robert Clark

	Print Name:	Robert Clark

	Its:	CEO

	Date of Execution:	06/03/2019

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